Exhibit 99.1
Joint Filing Agreement
The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock, par value $0.01 per share, of Revlon, Inc. dated as of August 21, 2017 is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.
Dated: August 21, 2017
MITTLEMAN BROTHERS, LLC

By:	/s/ Christopher P. Mittleman
Name:	Christopher P. Mittleman
Title:	Managing Member

MASTER CONTROL LLC
BY: MITTLEMAN BROTHERS, LLC
as Managing Member

By:	/s/ Christopher P. Mittleman
Name:	Christopher P. Mittleman
Title:	Managing Member

MITTLEMAN INVESTMENT MANAGEMENT, LLC

By:	/s/ Stephen G. Bondi
Name:	Stephen G. Bondi
Title:	Chief Compliance Officer & Chief Financial Officer

CHRISTOPHER P. MITTLEMAN

By:	/s/ Christopher P. Mittleman
Name:	Christopher P. Mittleman

/s/ Christopher P. Mittleman
Christopher P. Mittleman

/s/ David J. Mittleman
David J. Mittleman

/s/ Philip C. Mittleman
Philip C. Mittleman